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                                                                    Exhibit 5(a)

                          INVESTMENT ADVISORY AGREEMENT

             Security Capital Real Estate Mutual Funds Incorporated

                    Security Capital U.S. Real Estate Shares

                                                                   March 7, 2002

Security Capital Research & Management Incorporated
11 South LaSalle Street, Second Floor
Chicago, Illinois  60603

Dear Sirs:

     We, the undersigned Security Capital Real Estate Mutual Funds Incorporated ("Fund"), herewith confirm our agreement with you as follows:

     1. We are an open-end, non-diversified management investment company. Our Directors are authorized to reclassify and issue any unissued shares to any number of additional classes or series (portfolios), each having its own investment objective, policies and restrictions, without shareholder approval, all as more fully described in our prospectus and statement of additional information.

     We engage in the business of investing and reinvesting our assets in securities of the type and in accordance with the limitations specified in our Articles of Incorporation, By-Laws and any representations made in our prospectus and statement of additional information, all in such manner and to such extent as may from time to time be authorized by our Board of Directors. We enclose copies of the documents listed above and will from time to time furnish you with any amendments thereof.

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     2. (a) We hereby employ you to manage the investment and reinvestment of
Security Capital U.S. Real Estate Shares, a portfolio of the Fund ("Portfolio") as above specified and, without limiting the generality of the foregoing, to provide management, investment, advisory and other services specified below.

     (b) You will make decisions with respect to all purchases and sales of the portfolio securities of the Portfolio. To carry out such decisions, you are hereby authorized, as our agent and attorney-in-fact, for our account and at our risk and in our name, to place orders for the investment and reinvestment of the Portfolio's assets. In all purchases, sales and other transactions in our portfolio securities you are authorized to exercise full discretion and act for us in the same manner and with the same force and effect as we might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

     (c) You will report to our Board of Directors at each meeting thereof all changes in our portfolio since the prior report, and will also keep us in touch with important developments affecting the Portfolio and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual issuers whose securities are included in the Portfolio, the industries in which they engage, or the conditions prevailing in the economy generally. You will also furnish us with such statistical and analytical information with respect to the Portfolio's securities as you may believe appropriate or as we reasonably may request. In making such purchases and sales of Portfolio securities, you will bear in mind the policies set from time to time by our Board of Directors as well as the

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limitations imposed by our Articles of Incorporation, the Investment Company Act
of 1940 (the "Act") and the Securities Act of 1933, and of the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies.

     (d) It is understood that you will from time to time employ or associate with yourselves such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you. No obligation may be incurred on our behalf in any such respect. During the continuance of this Agreement at our request you will provide us persons satisfactory to our Board of Directors to serve as our officers.

     (e) Subject to our ability to obtain the required initial and periodic approvals under Section 15(c) of the 1940 Act, you may retain an investment sub-adviser, at your own cost and expense, for the purpose of executing your duties hereunder. Your retention of an investment sub-adviser shall in no way reduce your responsibilities under this Agreement and you shall be responsible to us for all acts or omissions of such investment sub-adviser in connection with the performance of your duties hereunder.

     3. We propose to retain the services of an administrator, which shall be a firm acceptable to you, to administer all aspects of our operations except those which are your responsibility pursuant to this Agreement. We will bear the cost of and pay the fee of the administrator. Our initial Administrator will be Security Capital Research & Management Incorporated.

     4. It is further agreed that you shall pay the fees and expenses associated with the printing and mailing of the Fund's prospectus and statement of additional information, and any other sales literature, to parties other than existing shareholders.

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We hereby confirm that, subject to the foregoing, we shall be responsible and hereby assume the obligation for payment of all our other expenses, including:
(a) payment of the fee payable to you under paragraph 6 hereof; (b) charges and expenses of our administrator, custodian, transfer, and dividend disbursing agent; (c) fees of directors who are not your affiliated persons; (d) legal and auditing expenses; (e) compensation of our officers, Directors and employees who do not devote any part of their time to your affairs or the affairs of your affiliates other than us; (f) costs of printing our prospectuses and stockholder reports; (g) costs of proxy solicitation; (h) costs of maintenance of corporate existence; (i) interest charges, taxes, brokerage fees and commissions; (j) costs of stationery and supplies; (k) expenses and fees related to registration and filing with the Securities and Exchange Commission and with state regulatory authorities; and (1) upon the approval of the Board of Directors, costs of your personnel or your affiliates rendering clerical, accounting and other office services.

     5. We shall expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you shall not be liable hereunder for any mistakes of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

     6. In consideration of the foregoing we will pay you a monthly fee at an annualized rate of .60 of 1% of the average daily net asset value of each class of the

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Portfolio's shares. Such fee shall be payable in arrears on the last day of each calendar month for services performed hereunder during such month. If this Agreement terminates prior to the end of a month, such fee shall be prorated according to the proportion which such portion of the month bears to the full month.

     7. This Agreement shall become effective on the date it is approved by the vote of a majority of the Portfolio's outstanding voting securities, as defined in the Act, and shall continue in effect until the second anniversary of the date hereof and may be continued for successive twelve-month periods (computed from each January 1) with respect to the Portfolio provided that such continuance is specifically approved at least annually by the Board of Directors or by majority vote of the holders of the outstanding voting securities of such portfolio (as defined in the Act), and, in either case, by a majority of the Board of Directors who are not interested persons, as defined in the Act, of any party to this Agreement (other than as Directors of our corporation), provided further, however, that if the continuation of this Agreement is not approved, you may continue to render the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. Upon the effectiveness of this Agreement, it shall supersede all previous agreements between us covering the subject matter hereof. This Agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the outstanding voting securities (as so defined) or by a vote of a majority of the Board of Directors on 60 days' written notice to you, or by you on 60 days' written notice to us.

     8. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by you and this Agreement shall terminate automatically in the

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event of any such transfer, assignment, sale, hypothecation or pledge by you.
The terms "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.

     9. Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your officers, directors or employees, who may also be a Director, officer or employee of ours, or persons otherwise affiliated with us (within the meaning of the Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other trust, corporation, firm, individual or association.

     10. This Agreement shall be construed in accordance with the laws of the State of Illinois, provided, however, that nothing herein shall be construed as being inconsistent with the Act.

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If the foregoing is in accordance with your understanding, you will kindly so indicate by signing and returning to us the enclosed copy hereof.

                                       Very Truly Yours,

                                       Security Capital Real Estate
                                       Mutual Funds Incorporated

                                       By: /s/ David Novick
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                                           David T. Novick
                                           Vice President

Agreed to and accepted as of the date first set forth above

Security Capital Research
& Management Incorporated

By: /s/ Anthony R. Manno Jr.
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    Anthony R. Manno Jr.
    Managing Director

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